Exhibit 99.1

FOR IMMEDIATE RELEASE

BEACON POWER RECEIVES 180-DAY LISTING EXTENSION FROM NASDAQ

Tyngsboro, MA — March 22, 2010 — Beacon Power Corporation (Nasdaq: BCON) announced that, as expected, it has been notified by The Nasdaq Stock Market in a letter dated March 16, 2010, that Nasdaq has granted the Company an additional 180 days to regain compliance with the $1.00 minimum share price rule.

The Company’s securities will continue to be listed on the Nasdaq Capital Market until at least September 13, 2010. If, at any time before September 13, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that it complies with the rule.

About Beacon Power Corporation

Beacon Power Corporation designs, develops and is commercializing advanced products and services to support stable, reliable and efficient electricity grid operation. Beacon’s Smart Energy Matrix™, now in production, being operated and earning revenue, is a non-polluting, megawatt-scale, utility-grade, flywheel-based solution designed to provide less expensive, and more sustainable and effective frequency regulation services to the nation’s power grid. The Company’s business strategy is both to supply frequency regulation services from its own plants and to sell systems directly to utilities or grid operators in parts of North America and selected international markets. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events, financial performances, and project development. These “forward-looking” statements are identified by the use of terms and phrases such as “will,” “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; the complexity and other challenges of arranging project financing and resources for one or more frequency regulation power plants, including uncertainty about whether we will be successful in finalizing the DOE loan guarantee support for our Stephentown, New York, facility, or complying with the conditions or ongoing covenants of that support; our need to comply with any disbursement or other conditions under the DOE grant program; a need to raise additional equity to fund Beacon’s projects and its other operations in uncertain financial markets; conditions in target markets, including the fact that it has taken longer than anticipated for some ISOs to comply with FERC’s requirement to update market rules to include new technology such as the Company’s; our ability to obtain site interconnection approvals, landlord approvals, or other zoning and construction approvals in a timely manner; limited experience manufacturing commercial products or supplying frequency regulation services on a commercial basis; limited commercial contracts for revenues to date;

the dependence of revenues on the achievement of product optimization, manufacturing and commercialization milestones; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the historical volatility of our stock price, as well as the volatility of the stock price of other companies in the energy sector, especially in view of the current situation in the financial markets generally. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power filings with the Securities and Exchange Commission. Beacon Power expressly does not undertake any duty to update forward-looking statements.

Contact:

Investor Relations Group

212.825.3210

Erika Moran

emoran@investorrelationsgroup.com

Tom Caden

tcaden@investorrelationsgroup.com